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                                                                Exhibit 3.1

                                  BY-LAW NO. 1

    A by-law relating generally to the conduct of the business and affairs of


                            Declan Technologies Inc.

                        (Herein called the "Corporation")



                                    CONTENTS


1.   Interpretation                           6.   Notices
2.   Director                                 7.   Execution of Documents
3.   Disclosure and Indemnification           8.   Financial Year
4.   Officers                                 9.   Effective Date
5.   Meetings of Shareholders                 10.  Repeal


            BE IT ENACTED as a by-law of the Corporation as follows:


1.       INTERPRETATION

1.01 In this by-law and all other by-laws and resolutions of the Corporation, unless the context other requires:

         (a) "Act" means the Ontario Business Corporations Act together with the Regulations made pursuant thereto and any statute or regulations that may be substituted therefor, as amended from time to time;

         (b) "articles" means the articles of incorporation of the Corporation as amended from time to time;

         (c)  "board" means the director acting as a board;

         (d) "by-laws" means this by-law and all other by-laws of the Corporation as amended from time to time, and from time to time in force and effect;

         (e)  "Corporation" means this Corporation.


1.02 In this by-law where the context requires, words importing the singular including the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.03 Save as aforesaid, all the words and terms appearing in this by-law shall have the same definitions and application as in the Act.



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2.       DIRECTOR

2.01 Powers - The business and affairs of the Corporation shall be managed or supervised by a board composed of one director who may exercise all such powers and do all such things as may be exercised or done by the Corporation and are not by the by-laws or by the Act expressly directed or required to be done by the Corporation at meetings of the shareholder.

2.02 Place of Meetings - Meetings of the board may be held at any place within or outside Ontario and it shall not be necessary that, in any financial year of the Corporation, a majority of the meetings of the board be held at a place within Canada.

2.04 Resolution in lieu of Meeting - A resolution in writing, signed by the sole director, is as valid as if it had been passed at a meeting of the director. A copy of every such resolution shall be kept with the minutes of the proceedings of the director.

2.05 Resident Canadian - Except where the Corporation is a non-resident Corporation, the director shall be a resident Canadian.

2.06 Election and Term - The election of the director shall take place at the first meeting of shareholders and at each succeeding annual meeting at which an election of the director is required. The director shall hold office for an expressly stated term, which shall expire not later than the close of the third annual meeting of shareholders following his election. The incumbent director, if qualified, shall be eligible for re-election. If an election of the director is not held at the proper time, the incumbent director shall continue until his successor is elected.

2.07 Vacancy - If a vacancy occurs on the board, the shareholder shall forthwith fill the vacancy.



3.        DISCLOSURE and INDEMNIFICATION

3.01 Disclosure of Interests in Contracts - Every director or officer of the Corporation who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, or is a director or officer of or has a material interest in any person who is a party to a material contract or transaction with the Corporation, shall disclose in writing to the Corporation or request to have entered in the minutes of the meeting of directors the nature and extent of his interest at the time and in the manner required by the Act. Any such contract or proposed contract shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the board or shareholders, and a director interested in a contract so referred to the board shall not cote on any resolution to approve the same except as provided by the Act.

3.02 Indemnity of Directors and Officers - Subject to the provisions of the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such Corporation or body corporate if

                           (a) He acted honestly and in good faith with a view
                               to the best interests of the Corporation; and

                           (b) In the case of a criminal or administrative
                               action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.


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4.        OFFICERS

4.01 Appointment - Subject to the provisions of the Act, the board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. One person may hold more than one office.

4.02 Term, Remuneration and Removal - The terms of employment and remuneration of all officers elected or appointed by the board (including the president) shall be determined from time to time by resolution of the board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board at any time with or without cause.

4.03 President - The president shall be the chief executive officer of the Corporation and as such shall, subject to the provisions of the Act, have the general supervision of the business and affairs of the Corporation, and he shall have such other powers and duties as the board may specify.

4.04 Secretary - The secretary shall attend all meetings of the board and shareholders and shall enter or cause to be entered in books kept for that purpose, minutes of all proceedings at such meetings and all resolutions passed and consented to by the director and all resolutions of the shareholder; he shall give, or cause to be given, when instructed, notices required to be given to the shareholder, the director and the auditor; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and all books, papers, records, documents and other instruments belonging to the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

4.05 Other Officers - The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them. Any of the powers and duties of the officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.


5.        MEETINGS OF THE SHAREHOLDER

5.01 Annual Meetings - Subject to Section 5.05 herein, the director shall call the first annual meetings of the shareholder not later than eighteen months after the Corporation comes into existence and, subsequently, not later than fifteen months after holding the last preceding annual meeting, for the purpose of receiving the reports and statements required by the Act to be laid before the annual meeting, electing the director, appointing auditors and fixing or authorizing the board to fix their remuneration, and for the transaction of such other business as may properly be brought before the meeting.

5.02 Special Meetings - The board may at any time call a special meeting of the shareholder for the transaction of any business which may properly be brought before such meeting of the shareholder.

5.03 Place of Meetings - Meetings of the shareholder shall be held at the registered office of the Corporation, or at such other place within or outside of Ontario as the board may determine.

5.04 Joint Shareholders - If shares are held jointly by two or more persons, any one of them present at a meeting of shareholders may, in the absence of the other, vote in respect of such share or shares; but, if more than one shall vote such shares, they shall vote together as one on the share or shares jointly held by them.



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5.05     Resolution in Lieu of Meeting - Except where a written statement with respect to the subject matter of the resolution is submitted by the director or the auditors in accordance with the Act,

              3. A resolution in writing signed by the shareholder entitled to vote on that resolution at a meeting of the shareholder is as valid as if it had been passed at a meeting of the shareholder; and

              4. A resolution in writing dealing with any matter required by the Act to be dealt with at a meeting of the shareholder, and signed by the shareholder entitled to vote at that meeting, satisfies all the requirements of the Act relating to that meeting of shareholder.


6.        NOTICES

6.01 Method of Giving Notice - Any notice, communication or other document required by the Act, the regulations, the articles or the by-laws to be given by the Corporation to a shareholder, director, officer, or auditor of the Corporation under any provision of the Act, the articles or by-laws or otherwise shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary mail or if sent to him at his recorded address by any means of any prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or delivered to the recorded address as aforesaid; a notice so mailed shall be deemed to have been received on the fifth day after mailing; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of a director shall be his latest address as shown in the records of the Corporation or in the most recent notice filed under the Ontario Corporation Information Act, whichever is the more current.

6.02 Computation of Time - In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, "day" means a clear day and a period of days shall be deemed to commence on the day following the event that began the period and shall be deemed to terminate at midnight of the last day of the period except that if the last day of the period falls on a Sunday or holiday the period shall terminate at midnight of the day next following that is not a Sunday or holiday.

6.03 Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer or auditor, or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

6.04 Notice to Joint Shareholders - All notices with respect to any shares registered in more than one name may, if more than one address appears on the records of the Corporation in respect of such holding, be given to such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to all holders of such shares.

6.05 Persons Entitled by Death or Operation of Law - Every person who by operation of law, by transfer or the death of a shareholder or otherwise becomes entitled to shares is bound by every notice in respect of such shares which has been duly given to the registered holder from whom he derives title prior to his name and address being entered on the records of the Corporation (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.


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6.06     Waiver of Notice - Any shareholder (or his duly appointed proxy), director, officer, or auditor may waive any notice or abridge the time required for any notice required to be given under any provision of the Act, the articles or by-laws of the Corporation or otherwise, and such waiver or abridgement, whether given before or after the meeting or other even of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

6.07 Signatures of Notices - The signatures to any notice to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.


7.        EXECUTION OF DOCUMENTS

7.01 Signing Officers - Deeds, transfers, assignments, contracts and obligations of the Corporation may be signed by the president. Notwithstanding this, the board may at any time and from time to time direct the manner in which and the person or persons by whom any particular deed, transfer, contract or obligation or any class of deeds, transfers, contracts or obligations may be signed.

7.02 Seal - Any person authorized to sign any document may affix the corporate seal thereto.


8.        FINANCIAL YEAR

8.01     Financial Year - The financial year of the Corporation shall end on the
         day of   in each year until changed by a resolution of the board.


9.        EFFECTIVE DATE

9.01 Effective Date - This by-law shall come into force when enacted by the director, subject to the provisions of the Act.


10.       REPEAL

10.01 Repeal - Upon this by-law coming into force, By-law Number Corporation is repealed provided that such repeal shall not affect the previous operation of such by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under the validity of any contract or agreement made pursuant to any such by-law prior to its repeal.



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ENACTED by the board the 11th day of February 1994.





/s/ Declan A. French                         /s/ Declan A. French
-----------------------------------          --------------------------------
         President                                    Secretary
         Declan A. French                             Declan A. French

                                                                (Corporate Seal)



CONFIRMED by the sole shareholder the 11th day of February 1994.





                                             /s/ Christine French
                                             --------------------------------
                                                      Secretary
                                                      Christine French

                                                                (Corporate Seal)




Resolved that the foregoing by-law is hereby enacted by the sole director of the Corporation, pursuant to the Ontario Business Corporations Act as evidenced by his signature hereto.


                                            Dated the 11th day of February 1994.



                                             /s/ Declan A. French
                                             --------------------------------
                                                     Declan A. French



The foregoing by-law is hereby confirmed by the sole shareholder of the Corporation, pursuant to the Ontario Business Corporation Act as evidenced by his signature hereto.


                                            Dated the 11th day of February 1994.




                                             /s/ Christine French
                                             --------------------------------
                                                      Christine French